As filed with the Securities and Exchange Commission on December 28, 2017
Registration No. 333-206828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_____________________________
WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9540 South Maroon Circle, Suite 300
Englewood, CO 80112
(Address of Principal Executive Offices, including Zip Code)

Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan
(Full Title of the Plan)

Jennifer S. Grafton, Esq.
Chief Legal Officer, Chief Administrative Officer and Secretary
Westmoreland Coal Company
9540 South Maroon Circle, Suite 300
Englewood, CO 80112
(303) 922-6463
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company.)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On September 8, 2015, Westmoreland Coal Company, a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (Registration No. 333-206828) (the “Registration Statement”) registering 500,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), and an indeterminate number of plan interests issuable to participants under the Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan (the “WCC Plan”). On August, 2, 2016, the Registrant filed a Post-Effective Amendment No. 1 to amend the Registration Statement in connection with the Registrant’s acquisition of all the issued and outstanding capital stock of San Juan Coal Company and San Juan Transportation Company and the Registrant’s assumption of the obligations under the San Juan Coal Company Salaried 401(k) Plan (the “San Juan Plan” and, together with the WCC Plan, the “Plans”) to include any shares of Common Stock that may be issued under the San Juan Plan in the shares of Common Stock previously registered under the Registration Statement.
The offering pursuant to the Registration Statement has ceased and Registrant is no longer issuing securities under the Plans. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from Registration Statement any securities of the Registrant which remain unsold after the termination of the offering, the Registrant is filing this Amendment in order to deregister all securities that remain unissued under the Plans.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant, Westmoreland Coal Company, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, Colorado, on this 28th day of December 2017.

WESTMORELAND COAL COMPANY

By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael G. Hutchinson Michael G. Hutchinson	Interim Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2017

/s/ Gary A. Kohn Gary A. Kohn	Chief Financial Officer (Principal Financial Officer)	December 28, 2017

/s/ Nathan M. Troup Nathan M. Troup	Chief Accounting Officer (Principal Accounting Officer)	December 28, 2017

/s/ Terry J. Bachynski Terry J. Bachynski	Director	December 28, 2017

/s/ Robert C. Flexon Robert C. Flexon	Director	December 28, 2017

/s/ Gail E. Hamilton Gail E. Hamilton	Director	December 28, 2017

/s/ Craig R. Mackus Craig R. Mackus	Director	December 28, 2017

/s/ Jan B. Packwood Jan B. Packwood	Director	December 28, 2017

/s/ Robert C. Scharp Robert C. Scharp	Director	December 28, 2017

/s/ Jeffrey S. Stein Jeffrey S. Stein	Director	December 28, 2017

/s/ Robert A. Tinstman Robert A. Tinstman	Director	December 28, 2017